Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MEMSIC, Inc. 2000 Omnibus Stock Plan and the MEMSIC, Inc. 2007 Stock Incentive Plan of our report dated March 10, 2008, with respect to the consolidated financial statements of MEMSIC, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 24, 2008